UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) August 16, 2006
RPM INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Delaware	1-14187	02-0642224

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 777, 2628 Pearl Road, Medina, Ohio	44258

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (330) 273-5090

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Definitive Material Agreement.
On August 16, 2006, RPM International Inc. (the “Company”) entered into Amended and Restated Employment Agreements with Frank C. Sullivan, P. Kelly Tompkins, Ronald A. Rice, Paul G. Hoogenboom, and Robert L. Matejka. Following is a description of the terms and conditions of the agreements that are material to the Company.
Frank C. Sullivan.
The amended and restated employment agreement between the Company and Frank C. Sullivan (the “Employment Agreement”) amends and restates the amended and restated employment agreement between the Company and Frank C. Sullivan effective as of October 11, 2002, which was included as Exhibit 10.4 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended November 30, 2002. The Employment Agreement sets forth the terms and conditions pursuant to which the Company will continue to employ Mr. Sullivan as President and Chief Executive Officer of the Company.
Under the terms of the Employment Agreement, Mr. Sullivan is employed as the President and Chief Executive Officer of the Company for a term ending on May 31, 2007, which is automatically extended for additional one-year periods unless Mr. Sullivan or the Company gives the other party notice of nonrenewal two months in advance of the annual renewal date. Pursuant to the terms of his Employment Agreement, Mr. Sullivan is to receive an annual base salary of not less than $775,000 beginning on June 1, 2006. In addition to his base salary, Mr. Sullivan is entitled to such annual incentive compensation or bonuses as the Compensation Committee determines and to participate in other benefit plans provided by the Company.
If the Company were to terminate Mr. Sullivan’s employment without Cause (as defined in the Employment Agreement) at any time, if the Company elected not to renew the term of the Employment Agreement, or if Mr. Sullivan resigns for Good Reason (as defined in the employment agreement) within two years after a Change in Control (as defined in the Employment Agreement), he would be entitled to receive an amount equal to his incentive compensation for the preceding fiscal year (if not yet paid) plus three times the sum of the greater of his annual base salary in effect on the date of termination or the highest base salary in effect at any time during the three years immediately preceding the termination date, and the highest annual incentive compensation received in the five years prior to the termination date, and continuation, for a period of three years, of health, welfare and other specified benefits.
In addition, the Employment Agreement imposes customary noncompetition, nonsolicitation and confidentiality obligations on Mr. Sullivan.
A copy of Mr. Sullivan’s Employment Agreement is attached as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement, which provides additional detail regarding the terms and conditions of the Employment Agreement.
Other Executive Officers.
The employment agreements between the Company and each of Mr. Tompkins, Mr. Rice, Mr. Hoogenboom and Mr. Matejka (each, an “Executive Officer”) amend and restate the employment agreements between the Company and each of the Executive Officers dated February 1, 2001, the form of which was included as Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended February 28, 2001, as amended on October 14, 2002, by a certain letter of amendment to employment agreement, the form of which was included as Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended November 30, 2002.
Under the terms of the amended and restated employment agreements, each of the Executive Officers is employed by the Company for a term ending May 31, 2007, which is automatically extended for additional one-year periods unless the Executive Officer or the Company gives the other party notice of nonrenewal two months in advance of the annual renewal date. Pursuant to the terms of each Executive Officer’s respective agreement, Mr. Tompkins is employed as Senior Vice President, General Counsel and Secretary of the Company, Mr. Rice is employed as Senior Vice President - Administration and Assistant Secretary of the Company, Mr. Hoogenboom is employed as Vice President-Operations and Chief Information Officer of the Company and Mr. Matejka is employed as Vice President, Chief Financial Officer and Controller of the Company. Under the terms of the respective agreements, beginning on June 1, 2006, Mr. Tompkins and Mr. Rice are each entitled to receive an annual base salary of not less than $335,000 and Mr. Hoogenboom and Mr. Matejka are each entitled to receive an annual base salary of not less than $280,000. Pursuant to the terms of amended and restated employment agreements, in addition to his base salary, each Executive Officer is entitled to such annual incentive compensation or bonuses as the Compensation Committee determines and to participate in other benefit plans provided by the Company.
If the Company were to terminate the Executive Officer’s employment without Cause (as defined in the agreement) or the Company elected not to renew the term of the agreement, the Executive Officer would be entitled to receive an amount equal to his incentive compensation for the preceding fiscal year (if not yet paid) plus two times the sum of the greater of his annual base salary in effect on the date of termination or the highest base salary in effect at any time during the three years immediately preceding the termination date, and the highest annual incentive compensation received in the five years prior to the termination date, and continuation, for a period of two years, of health, welfare and other specified benefits. Alternatively, if the Company terminates the Executive Officer’s employment without Cause within two years after a Change in Control (as defined in the agreement), or if the Executive Officer resigns for Good Reason (as defined in the agreement) during that period, he would be entitled to receive an amount equal to his incentive compensation for the preceding fiscal year (if not yet paid) plus three times the sum of the greater of his annual base salary in effect at the time of the Change in Control or the highest base salary in effect at any time during the three years immediately preceding the Change in Control, and the highest annual incentive compensation received in the five years prior to the termination date, and continuation, for a period of three years, of health, welfare, and other specified benefits.
In addition, the agreements impose customary noncompetition, nonsolicitation and confidentiality obligations on each of the Executive Officers.
A copy of the form of Amended and Restated Employment Agreement between the Company and each of the Executive Officers is attached as Exhibit 10.2 and is incorporated herein by reference. The foregoing description of the Amended and Restated Employment Agreement is qualified in its entirety by reference to the full text of the form of Amended and Restated Employment Agreement, which provides additional detail regarding the terms and conditions of the Amended and Restated Employment Agreements.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1	Amended and Restated Employment Agreement, dated as of June 1, 2006, by and between the Company and Frank C. Sullivan, President and Chief Executive Officer.

10.2
Form of Amended and Restated Employment Agreement, dated as of June 1, 2006, entered into by and between the Company and each of P. Kelly Tompkins, Senior Vice President, General Counsel and Secretary; Ronald A. Rice, Senior Vice President — Administration and Assistant Secretary; Paul G. Hoogenboom, Vice President — Operations and Chief Information Officer; and Robert L. Matejka — Vice President, Chief Financial Officer and Controller.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RPM International Inc.
Date August 22, 2006	/s/ P. Kelly Tompkins
P. Kelly Tompkins
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amended and Restated Employment Agreement, dated as of June 1, 2006, by and between the Company and Frank C. Sullivan, President and Chief Executive Officer.

10.2
Form of Amended and Restated Employment Agreement, dated as of June 1, 2006, entered into by and between the Company and each of P. Kelly Tompkins, Senior Vice President, General Counsel and Secretary; Ronald A. Rice, Senior Vice President — Administration and Assistant Secretary; Paul G. Hoogenboom, Vice President — Operations and Chief Information Officer; and Robert L. Matejka — Vice President, Chief Financial Officer and Controller.